Exhibit 3.968

FILED

SEP 26 1985

JANE BURGIO Secretary of State
CERTIFICATE OF INCORPORATION
OF
TOTAL SOLID WASTE COORDINATORS, INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:
     FIRST: The name of the corporation is
          TOTAL SOLID WASTE COORDINATORS, INC.
     SECOND: Its initial registered office is to be located at 50 Park Avenue, Dumont, New Jersey 07627. The name of its initial registered agent at that address is George Furley, CPA.
     THIRD: The purpose of the corporation is to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.
     FOURTH: The aggregate number of shares which the corporation is authorized to issue is one thousand (1,000) shares, all of which are without par value.
     FIFTH: The name and address of the incorporator are

Richard J. Scott, Jr.	70 Pine Street
New York, New York 10270
     SIXTH: The number of directors constituting the first board is one (1) and the name and address of the person who is to serve as such director is:

John Pinto	143 River Road
Montville, New Jersey 07045
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 25th day of September, 1985.

/s/ Richard J. Scott, Jr.	(L.S.)
Richard J. Scott, Jr.
Sole Incorporator

FILED NOV 25 1986

JANE BURGIO Secretary of State
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TOTAL SOLID WASTE COORDINATORS, INC.
     The undersigned corporation, for the purpose of amending its Certificates of Incorporation and pursuant to the provisions of Section 10A: 9-4(3) of the New Jersey Business Corporation Act, hereby executes the following Certificate of Amendment:
     FIRST: The name of the corporation is TOTAL SOLID WASTE COORDINATORS, INC.
     SECOND: The following amendment was adopted by the shareholders on November 4, 1986, in the manner prescribed by the New Jersey Business Corporation Act:
          The name of the corporation is changed to TOTAL SOLID WASTE RECYCLERS, INC.
     THIRD: The number of shares of the corporation entirled to vote at the time of the adoption of said amendment or amendments was 1,000.
     FOURTH: The number of shares voted for said amendment or amendments was 1,000, and the number of shares voted against said amendment or amendments was 0.
     IN WITNESS WHEREOF, TOTAL SOLID WASTE COORDINATORS, INC. has caused this Certificate to be executed on its behalf by the Chairman of its Board of Directors or its President or a Vice President.
Dated: November 4, 1986.

TOTAL SOLID WASTE COORDINATORS, INC.
By:	/s/ [ILLEGIBLE]